Exhibit 10.19

PLACEMENT AGENCY AGREEMENT

September 20, 2022

FOXO Technologies Inc.

729 Washington Ave. N., Suite 600

Minneapolis, MN 55401

Attn:

This will confirm our agreement that FOXO Technologies, Inc. (formerly Delwinds Insurance Acquisition Corp., the “Company”) has engaged Joseph Gunnar & Co., LLC (“Gunnar” or “Placement Agent”) to act as its exclusive placement agent with respect effectuating an offering of its promissory notes for the offering period described below (the “Term”). For purposes of this agreement, the term “Offering” means a private placement pursuant to which the Company will be offering a minimum of $2,000,000 (“Minimum Amount”) and up to a maximum of $20,000,000 (“Maximum Amount”) in aggregate principal amount of the Company’s 15% Senior Promissory Notes (the “Notes”). Placement of the Notes will be made on a “commercially reasonable efforts, all or none” basis as to the Minimum Amount and on a “commercially reasonable efforts basis for all amounts in excess of the Minimum Amount. All capitalized terms used herein that are not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement (as defined below).

The Placement Agent shall offer the Notes solely pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and the exemptions provided pursuant to Rule 506 of Regulation D (“Regulation D”) promulgated thereunder to persons who qualify as “accredited investors” as that term is defined in Regulation D. The Notes will be offered until the earlier of (i) the termination of the Offering as provided herein, (ii) the time that Maximum Amount of Notes is sold, or (iii) September 30, 2022 (“Initial Offering Period”), which date may be extended by the Placement Agent and the Company in their joint discretion until November 30, 2022 (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”). The date on which the Offering expires or is terminated shall be referred to as the “Termination Date.” The Company reserves the right to withdraw or cancel the Offering and to accept or reject any subscription amount in whole or in part, in their sole discretion.

The offering of the Notes will be made solely pursuant to the Disclosure Materials, which at all times will be in form and substance acceptable to the Placement Agent and its counsel and contain such legends and other information as the Placement Agent and its counsel may, from time to time, deem necessary and desirable to be set forth therein. “Disclosure Materials” as used in this Agreement means that certain Note Purchase Agreement pursuant to which the Notes are to be sold, inclusive of all exhibits and all amendments, supplements and appendices thereto (the “Purchase Agreement”). Unless otherwise defined, each term used in this Agreement will have the same meaning as set forth in the Disclosure Materials.

1. Representations and Warranties of the Company. Except as set forth in the Disclosure Materials, the representations and warranties of the Company contained below are true and correct as of the date of this Agreement:

(a) The Disclosure Materials have been diligently prepared by the Company, in conformity with all applicable laws and the requirements of all other rules and regulations of the Securities and Exchange Commission (the “SEC”) relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Notes are to be offered and sold. With respect to actions taken by the Company, the Notes will be offered and sold pursuant to the registration exemption provided pursuant to Section 4(a)(2) of the Act and the exemptions provided pursuant to Rule 506 of Regulation D, promulgated thereunder, as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those jurisdictions in which the Placement Agent notifies the Company that the Notes are being offered for sale. The Company has not taken nor will it take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Section 4(a)(2) of Regulation D or of the Act, and knows of no reason why any such exemption would be otherwise unavailable to it. The Company has not been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining it for failing to comply with Section 503 of Regulation D.

FOXO Technologies Inc.

September 20, 2022

(b) The Disclosure Materials do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing does not apply to any statements or omissions made solely in reliance on and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof. To the Company’s knowledge, none of the statements, documents, certificates or other items made, prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. There is no fact which the Company has not disclosed in the Disclosure Materials and of which the Company is aware that has had or that could reasonably be expected to have a Material Adverse Effect. For purposes hereof, “Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to (i) the operations, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement..

(c) Except for the compensation set forth in this Agreement, the Company is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering, and hereby agrees to indemnify the Placement Agent from any such claim made by any other person as more fully set forth in Section 9 hereof.

(d) The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e) The Company, as well as all Company Related Persons (as defined below) are not subject to any of the disqualifications set forth in Rule 506(d) of Regulation D (each a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Company Related Person is subject to a Disqualification Event. The Disclosure Materials contain a true and complete description of the matters required to be disclosed with respect to the Company and the Company Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “Company Related Persons” means any predecessor of the Company, any affiliated Company, any director, executive officer, other officer of the Company participating in the Offering, any general partner or managing member of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Act) connected with the Company in any capacity. The Company agrees to promptly notify the Placement Agent in writing of (i) any Disqualification Event relating to any Company Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Related Person.

FOXO Technologies Inc.

September 20, 2022

(f) For the benefit of the Placement Agent, the Company, hereby incorporates by reference all of the representations and warranties as set forth in Section 3.1 of the Purchase Agreement with the same force and effect as if specifically set forth herein.

2. Representations, Warranties and Covenants of Placement Agent. The Placement Agent represents and warrants to the Company that the following representations and warranties are true and correct as of the date of this Agreement:

(a) The Placement Agent is (i) a member in good standing of FINRA, (ii) is registered as a broker-dealer under the Exchange Act, and under the securities acts of each state into which it is making offers or sales of the Notes, (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Placement Agent Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above.

(b) Neither Placement Agent nor any Placement Agent Related Persons (as defined below) are subject to any Disqualification Event. Placement Agent has exercised reasonable care to determine whether any Placement Agent Related Person is subject to a Disqualification Event. The Executive Summary contains a true and complete description of the matters required to be disclosed with respect to Placement Agent and Placement Agent Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “Placement Agent Related Persons” means any director, general partner, managing member, executive officer, or other officer of Placement Agent participating in the Offering. Placement Agent agrees to promptly notify the Company in writing of (i) any Disqualification Event relating to any Placement Agent Related Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Related Person.

3. Further Covenants. The Company hereby covenant and agree that:

(a) Except upon prior written notice to the Placement Agent, the Company shall not, at any time prior to the Final Closing (as defined below), knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of each closing date with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date).

FOXO Technologies Inc.

September 20, 2022

(b) If, at any time prior to the Final Closing, any event shall occur that causes a Material Adverse Effect, which as a result it becomes necessary to amend or supplement the Disclosure Materials so that the representations and warranties herein remain true and correct in all material respects, or in case it shall be necessary to amend or supplement the Disclosure Materials to comply with Regulation D or any other applicable securities laws or regulations, the Company will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements. The Company will not at any time before the Final Closing prepare or use any amendment or supplement to the Disclosure Materials of which the Placement Agent will not previously have been advised and furnished with a copy, or which is not in compliance in all material respects with the Act and other applicable securities laws. As soon as the Company is advised thereof, the Company will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Disclosure Materials, or the suspension of any exemption for such qualification or registration thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its reasonable best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c) The Company shall comply with the Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder in the states in which the Company’s Blue Sky counsel has advised the Placement Agent and the Company that the Notes are qualified or registered for sale or exempt from such qualification or registration so as to permit the continuance of the sales of the Notes. The Company will file or cause to be filed with the SEC any and all reports on Form D as are required.

(d) The Company shall not use any of the net proceeds of the Offering to repay indebtedness to officers, directors, employees or any of their respective affiliates or to stockholders of the Company without the prior written consent of the Placement Agent.

(e) Reserved.

(f) The Company shall pay all of its own expenses for accounting fees, legal fees and other costs involved with the Offering, including without limitation, expenses incurred in connection with the preparation and printing of all Disclosure Materials and the issuance of the Notes. All Blue Sky filings related to this Offering shall be prepared by the Company’s counsel, at the Company’s expense, with copies of all filings to be promptly forwarded to the Placement Agent.

(g) Until the earlier of (i) the Termination Date, and (ii) the Final Closing of the Offering, the Company will not issue any press release except in the ordinary course of business consistent with past practices, grant any interview, or otherwise communicate with the media in any manner whatsoever with respect to the Offering without the Placement Agent’s prior consent.

(h) The Company agrees that it if it elects to conduct an Exempt Issuance (as defined in the Purchase Agreement), as permitted by Section 4.7 of the Purchase Agreement, consisting of a registered at the market offering of the Company’s Common Stock as defined in Rule 415 promulgated under the Act, for the purpose of paying the amounts under the Notes it will engage Joseph Gunnar & Co. LLC as the exclusive placement agent if Joseph Gunnar & Co. LLC affirmatively notifies the Company that they wish to act as placement agent in respect of such offering.

FOXO Technologies Inc.

September 20, 2022

4. Escrow of Funds. All funds for subscriptions received by the Placement Agent from the Offering (not otherwise wired directly to the Escrow Agent), if any, will be promptly forwarded by the Placement Agent and deposited into a non-interest bearing escrow account (the “Escrow Account”) established for such purpose with Signature Bank (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent (the “Escrow Agreement”). The Company will pay all fees related to the establishment and maintenance of the Escrow Account. The Company will either accept or reject, for any or no reason, the documents to be returned by investors as set forth in the Disclosure Materials (the “Subscription Documents”) in a timely fashion and at each Closing, the Company will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent for distribution to the subscribers. The Placement Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions. If Subscription Documents and good available funds for at least the Minimum Amount have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated, no Notes will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from subscribers for the Notes to be promptly returned to such subscribers without interest, penalty, expense or deduction.

If subscriptions for gross proceeds in cash payment for at least the Minimum Amount have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, the first closing of the Offering (“First Closing”) shall be held promptly with respect to the Notes sold. Thereafter additional Notes will continue to be offered and sold until the Termination Date and additional closings (each a “Closing”) may from time to time be conducted at times mutually agreed to by the Placement Agent and the Company with respect to additional Notes sold, with the final closing (“Final Closing”) to occur within ten (10) days after the earlier of the Termination Date and the date on which Notes in aggregate principal amount of up to the Maximum Amount have been fully subscribed for. Delivery of payment for the accepted subscriptions for Notes from funds held in the Escrow Account will be made at each Closing against delivery of the Notes by the Company. The Company shall deliver the original instruments comprising the Notes per instructions to be provided by Placement Agent within five (5) business days following each Closing.

5. Compensation to Placement Agent.

(a) In connection with the Offering, the Company will pay Gunnar a cash fee (the “Placement Agent’s Cash Fee”) equal to 12% of the aggregate gross proceeds of the Offering. The Placement Agent’s Cash Fee shall be paid at each Closing from the gross proceeds raised. At the initial Closing, the Company will reimburse the Placement Agent $25,000 for its reasonable out-of-pocket expenses and an expense reimbursement of $75,000 to Placement Agent’s counsel.

(b) The Company shall also pay to the Placement Agent the Placement Agent’s Cash Fee to the extent any party first introduced to the Company by Gunnar (“Gunnar Investors”) invests in the Company (other than through open or public market purchases or securities purchased in any underwritten public offering) at any time prior to the date that is twelve (12) months after the applicable termination date of the Offering or the Final Closing (“Tail Period”), whichever is applicable. The names of Gunnar Investors shall be provided in writing by the Placement Agent to the Company within 10 days following the termination date or the Final Closing, as the case may be (the “Tail Investor List”). The Company acknowledges and agrees that the Tail Investor List is proprietary to the Placement Agent, shall be maintained in strict confidence by the Company and those persons/entities on such list shall not be contacted by the Company without the Placement Agent’s prior written consent; provided, however, that such restrictions shall not apply to ordinary course stockholder communications by the Company to its stockholders. As used herein, the term “Gunnar Investors” includes any party that is an affiliate of the specific party named in the Gunnar Investor List and that is not an existing stockholder of the Company.

FOXO Technologies Inc.

September 20, 2022

6. Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder to effect a Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a) Each of the representations and warranties made by the Company herein shall be true and correct at all times prior to and on each Closing date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

(b) The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by them at or before the Closing.

(c) The Disclosure Materials did not, and as of the date of any amendment or supplement thereto will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Company shall have obtained all consents, waivers and approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby.

(e) No order suspending the use of the Disclosure Materials or enjoining the Offering shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the Company’s knowledge, threatened.

(f) The Chief Executive Officer of the Company shall have provided a certificate to the Placement Agent confirming that, to the best of his knowledge, there have been no material adverse changes in the condition (financial or otherwise) or prospects of the Company from the date of the financial statements included in the Disclosure Materials, the absence of undisclosed liabilities and such other matters relating to the financial condition and prospects of the Company that the Placement Agent may reasonably request.

(g) At each Closing, the Company shall pay and/or issue to the Placement Agent the Placement Agent Cash Fee and Placement Agent expense reimbursement earned in such Closing.

(h) At each Closing, the Company shall deliver to the Placement Agent signed opinions of Stinson LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent. Such opinions shall contain, among other items, opinions on matters relating to organization and good standing, corporate power and authority and exemption of the Offering from the registration requirements of the Act.

FOXO Technologies Inc.

September 20, 2022

(i) All proceedings taken at or prior to any Closing in connection with the authorization, issuance and sale of the Notes will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

7. Conditions of Company’s Obligations. The obligations of the Company hereunder to effect a Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions or subject to the waiver of such condition or conditions by the Company:

(a) Each of the representations and warranties made by the Placement Agent shall be true and correct at all times prior to and on each Closing date.

(b) The Placement Agent shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by it at or before the Closing; and

(c) The Company shall have received a certificate of an officer of the Placement Agent, dated as of the date of each Closing, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a) and (b) above; and

(d) No order suspending the use of the Disclosure Materials or enjoining the Offering shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the Company’s knowledge, be contemplated or threatened.

8. Right of First Refusal. For a period of nine (9) months following the Termination Date and subject to a closing of the Offering having been effected, in the event that the Company desires to raise additional capital in the form of debt, equity or otherwise (a “Prospective Financing”), the Placement Agent shall have the right of first refusal to act as Placement Agents with respect to any such Prospective Financing only if the Placement Agent raised no less than $5,000,000 for the Offering. The Company shall provide written notice containing the terms of such Prospective Financing (the “ROFR Notice”) to the Placement Agents prior to effectuating any such transaction. The ROFR Notice shall specify all of the key terms of the Prospective Financing, including, but not limited to, the proposed investment amount, the proposed rate of interest, the proposed conversion price, the proposed term of the investment, the type and number of securities to be sold and any and all other relevant terms, each as applicable. Upon Placement Agents’ receipt of the ROFR Notice, Placement Agents shall have the exclusive right to act as Placement Agents in such Prospective Financing(s), upon the terms specified in the ROFR Notice, by sending written notice to the Company within two (2) business days after Placement Agents’ receipt of the ROFR Notice. In the event Placement Agents fails to exercise its right of first refusal with respect to an ROFR Notice within the time set forth above, Placement Agents shall be deemed to have waived its right of first refusal with respect to such Prospective Financing, provided that it shall retain such right with respect to any future Prospective Financing. Notwithstanding anything contained herein, the Company shall not furnish any material non-public information concerning the Company without the Placement Agents’ prior written consent, and shall initially only indicate to the Placement Agents that the Company contemplates a financing.

FOXO Technologies Inc.

September 20, 2022

9. Indemnification. (a) The Company will: (i) indemnify and hold harmless the Placement Agent, its agents and their respective officers, directors, employees, selected dealers and each person, if any, who controls the Placement Agent within the meaning of the Section 15 of the Act or Section 20(a) of the Exchange Act and such selected dealers (each an “Indemnitee” or a “Placement Agent Party”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject (x) under the Act or otherwise, in connection with the offer and sale of the Notes and (y) as a result of the breach of any representation, warranty or covenant made by the Company, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any Indemnitee or by any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability is finally judicially determined to have resulted primarily from (A) an untrue statement or alleged untrue statement of a material fact made in the Disclosure Materials, or an omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, made solely in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the Disclosure Materials, (B) any violations by the Placement Agent of the Act, state securities laws or any rules or regulations of FINRA, which is not directly caused from a violation thereof by the Company or any of its affiliates or (C) the Placement Agent’s willful misconduct or gross negligence. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering, other than fees due to the Placement Agent. The foregoing indemnity agreements will be in addition to any liability the Company may otherwise have.

(b) The Placement Agent will indemnify and hold harmless the Company, its officers, directors, and each person, if any, who controls such entity within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against, and pay or reimburse any such person for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) to which the Company or any such person may become subject under the Act or otherwise, whether such losses, claims, damages, liabilities or expenses shall result from any claim of the Company or any such person who controls the Company within the meaning of the Act or by any third party, but only to the extent that such losses, claims, damages or liabilities results from (i) an untrue statement or alleged untrue statement of a material fact made in the Disclosure Materials, or an omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the Disclosure Materials, (ii) as a result of the breach of any representation, warranty or covenant made by the Placement Agent, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any third party, or (iii) any violations by the Placement Agent of the Act or state securities laws which does not result from a violation thereof by the Company or any of its affiliates. The Placement Agent will reimburse the Company or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies. The foregoing indemnity agreements are in addition to any liability which the Placement Agent may otherwise have. Notwithstanding the foregoing, in no event shall Placement Agent’s indemnification obligation hereunder exceed the amount of Placement Agent’s Cash Fees actually received by the Placement Agent hereunder.

FOXO Technologies Inc.

September 20, 2022

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 9 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if counsel selected to represent the indemnified party shall have concluded that there may be a conflict of interest which prevents it from representing the indemnified party and the indemnifying party, then the indemnified party may retain additional counsel to represent it and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld, delayed or conditioned in light of all factors of importance to such party, and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.

10. Contribution. To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to Section 9 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total Placement Agent’s Cash Fees received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 10. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10. Anything in this Section 10 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 10 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

FOXO Technologies Inc.

September 20, 2022

11. Miscellaneous.

(a) Survival. Any termination of the Offering without consummation thereof shall be without obligation on the part of any party except the Company’s payment of fees and expenses pursuant to Sections 3(g), 5(a) and 5(b) hereof, the right of first refusal provision provided in Section 8, the indemnification provisions provided in Section 9 hereof, the contribution provided in Section 10 hereof shall survive any termination. In addition, the provisions contained in Section 8 regarding the right of first refusal, Section 9 regarding indemnification and Section 10 regarding contribution shall survive the Final Closing.

(b) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements of the Company as of the date hereof shall survive execution of this Agreement and delivery of the Notes and the termination of this Agreement for a period of two years.

(c) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder. This Agreement may not be assigned without the prior written consent of the parties hereto.

(d) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Each of the parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waive any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address set forth in Section 11(e) below shall be deemed in every respect effective service of process upon it, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

(e) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

FOXO Technologies Inc.

September 20, 2022

(f) Notices. All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or by email or five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid. All notices shall be made to the parties at the addresses designated above or at such other or different addresses which a party may subsequently provide with notice thereof, and to their respective legal counsel, as follows:

(i).	If to Gunnar, to:

Joseph Gunnar & Co., LLC

30 Broad Street, 11th floor

New York, NY 10004

Attention: Stephan A Stein, President

Email: SStein@jgunnar.com

with a copy to:

Lucosky Brookman LLP

101 Woods Avenue South

Woodbridge, NJ 08830

Attn: Seth Brookman, Esq.

Email: sbrookman@lucbro.com

or to such other person or address as Gunnar shall furnish to the Company in writing.

(ii)	If to the Company, to:

FOXO Technologies Inc.

220 South Sixth Street, Suite 1200

Minneapolis, Minnesota 55402

Attn: Jon Sabes, Chief Executive Officer

with a copy to:

Mitchell Silberberg & Knupp LLP
437 Madison Ave., 25th Floor, New York, NY 10022

Attn: Blake Baron

Email: bjb@msk.com

or to such other person or address as the Company shall furnish to Gunnar in writing.

(h) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and this Agreement has no bearing or effect on any prior agreements entered into by the parties hereto. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

(i) No Commitment. The execution of this Agreement does not constitute a commitment by Gunnar or the Company to consummate any transaction contemplated hereunder and there can be no assurance that Gunnar will be able to locate any third parties to provide financing to the Company.

[SIGNATURE PAGE FOLLOWS]

FOXO Technologies Inc.

September 20, 2022

If the foregoing accurately reflects our understanding, please so indicate by signing in the space provided below.

Sincerely,

Joseph Gunnar & Co., LLC.

By:	/s/ Stephan A. Stein
Stephan A. Stein
President

Agreed to and Accepted

this 20th day of September, 2022

FOXO TECHNOLOGIES Inc.

By:	/s/ Jon Sabes
Jon Sabes
Chief Executive Officer